UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

August 2026 Distributions

On August 27, 2026, Fidelity Private Credit Fund (the “Fund”) declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1750	$—	$0.1750
Class S Common Shares	$0.1750	$0.0175	$0.1575
Class D Common Shares	$0.1750	$0.0051	$0.1699

The distributions for each class of Shares are payable to shareholders of record as of the open of business on August 31, 2026, and will be paid on or about September 30, 2026.

Additionally, on August 27, 2026, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0160 per share. The variable supplemental distributions are payable to shareholders of record as of the open of business on August 31, 2026, and will be paid on or about September 30, 2026.

These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Fact Sheet

On August 27, 2026, the Fund issued a fact sheet as of July 2026. A copy of the fact sheet is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 8.01 Other Events

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2026
Class I Common Shares	$24.69
Class S Common Shares	$24.66
Class D Common Shares	$24.69

As of July 31, 2026, the Fund’s aggregate NAV was $1.4 billion, the fair value of its investment portfolio was $2.5 billion and it had principal debt outstanding of $1.1 billion, resulting in a debt-to-equity ratio of approximately 0.83 times.

Additional Commentary

Performance Update

Private credit loan1 quality for the Fund remains strong based on several key metrics including a weighted-average mark2 of 98.4 and zero non-accruals as of July 31, 2026.

In the month of July 2026, the Fund generated net investment income of $0.21 per share, which fully covered the distribution ($0.19 per share). NAV declined by a total of ($0.03) per share predominantly driven by positive income accretion of $0.02 per share, realized losses of ($0.16) per share primarily due to the closed restructuring for one broadly syndicated borrower3, and unrealized gains of $0.11 per share that reversed the earlier unrealized losses on the restructured borrower plus fair value marks on the Fund’s interest rate swap4 and loan portfolio as part of the regular monthly valuation process. The Fund employs an independent third-party valuation process5 to incorporate changes in asset performance and market conditions in the Fund’s NAV on a monthly basis.

The Fund’s year-to-date total net return was 3.78% (Class I)6 outperforming leveraged loans by 157 bps7 and high yield bonds by 219 bps8,and supported by the Fund’s modest software exposure, disciplined underwriting, and monthly cash dividend.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering and the Private Offering as of the date of this filing (through the August 1, 2026 subscription date). The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued		Total Consideration (1)
Offering:
Class I Common Shares	55,418,762		$1,411.8 million
Class S Common Shares	139,931		$3.6 million
Class D Common Shares	511	$	— million
Private Offering:
Class I Common Shares	289,020		$7.3 million
Class S Common Shares	—	$	— million
Class D Common Shares	—	$	— million
Total Offering and Private Offering*	55,848,224		$1,422.7 million

* Amounts may not sum due to rounding.

(1) Total consideration for Class D Common Shares as of August 1, 2026 was approximately $13.1 thousand.

End Notes

1.
Portfolio metric pertain to directly originated loans only and exclude mutual fund or other collective holdings.
2.
Represents the weighted average mark based on funded capital.
3.
STG Distribution LLC was one of the Fund’s broadly syndicated borrowers and represented 0.3% of fair value at 6/30/26. Upon emergence from bankruptcy in July 2026, the Fund’s accumulated unrealized losses on STG were converted into realized losses and a change in unrealized gains (NAV impact largely unchanged). For further details consult public press releases on the company.
4.
Includes a non-cash valuation change of ($0.02) per share on an interest rate swap associated with the Fund’s unsecured fixed-rate debt. The swap is a risk management tool or hedge that better aligns the Fund’s liabilities with the Fund’s predominantly floating-rate assets.
5.
A third-party valuation agent performs monthly valuation on all direct loan investments based upon unaudited reports from the underlying investments that may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated, and the differences could be material.
6.
Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. The return shown is derived from unaudited financial information and are net of all Fund expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV.
7.
Source: Morningstar LSTA US Leveraged Loan Index.
8.
Source: ICE BofA US High Yield Index.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Fact Sheet, July 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: August 27, 2026	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer